SECOND AMENDMENT TO
SUBORDINATED PROMISSORY NOTE
THIS SECOND AMENDMENT TO SUBORDINATED PROMISSORY NOTE (this “Amendment”) is made and entered into as of February 25, 2025 (the “Effective Date”), by and among Flooring Affiliated Holdings, LLC, a Delaware limited liability company (“Buyer”), the Stephen J. Kellogg Revocable Trust dated April 17, 2015 (the “SK Trust”), the Kaitlyn Kellogg 2022 Irrevocable Trust (the “KK Trust”), the Augustus Kellogg 2022 Irrevocable Trust (the “AK Trust”) and the Kellogg 2022 Family Irrevocable Nevada Trust (the “Kellogg NING” and, together with the SK Trust, the KK Trust and the AK Trust, the “Kellogg Trusts”).
R E C I T A L S
WHEREAS, reference is made to (a) that certain Subordinated Promissory Note, dated January 18, 2023 (the “Original Note”), made by Buyer and, solely for purposes of Section 14 thereof, Live Ventures Incorporated, a Nevada corporation (“Parent”), in favor of the Kellogg Trusts, as amended by that certain Amendment to Subordinated Promissory Note, dated December 28, 2023 (the “First Amendment”), by and among Buyer and the Kellogg Trusts, (b) the Purchase Agreement (as defined in the Original Note), as amended by that certain Amendment to Securities Purchase Agreement, dated December 28, 2023 (the “First SPA Amendment”), by and between Buyer and Kellogg, as Seller Representative, and that certain Second Amendment to Securities Purchase Agreement, dated as of the Effective Date (the “Second SPA Amendment”), by and between Buyer and Kellogg, in his individual capacity and as Seller Representative (the Purchase Agreement, as amended by the First SPA Amendment and Second SPA Amendment, the “SPA”), and (c) that certain Memorandum of Understanding, dated February 25, 2025 (the “MOU”), by and among Flooring Liquidators, Inc., Buyer, Parent, Kellogg, and the Kellogg Trusts, including the recitals thereto, which contemplates that Buyer and the Kellogg Trusts (collectively, the “Parties”) enter into this Amendment;
WHEREAS, the Parties desire to amend the terms of the Original Note, as amended by the First Amendment, on the terms provided herein; and
WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Original Note.
A G R E E M E N T
NOW, THEREFORE, in consideration of the recitals and the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
1.Reduction of Principal Balance. The Original Note is hereby amended as follows:
(a)The amount “$34,000,000.00” set forth on the face of the Original Note immediately under the legends and title is hereby replaced by the amount “$15,000,000.00”.

(b)The text “Thirty-Four Million Dollars ($34,000,000.00)” appearing in the preamble of the Original Note is hereby replaced with the text “Fifteen Million Dollars ($15,000,000.00)”.
(c)As of the Effective Date, Exhibit A to the Original Note is hereby amended to read in its entirety as stated in Exhibit A attached hereto and incorporated by reference herein. The Kellogg Trusts acknowledge and agree that their respective pro rata share of the aggregate principal amount of the Note, as set forth in Exhibit A hereto, differs from their respective pro rata share of the aggregate principal amount of the Note, as set forth in Exhibit A to the Original Note.
(d)The Parties shall treat the reduction of the principal balance of the Original Note as a purchase price adjustment, unless otherwise required by Law (as such term is defined in the Purchase Agreement).
2.Interest Payments. Section 2 of the Original Note is hereby amended and restated in its entirety to read as follows:
“    2. Interest; Maturity Date.
“(a)    Interest Rate. Interest on the unpaid principal balance of this Note shall begin to accrue on January 1, 2025 at a rate of eight and twenty-four hundredths (8.24%) percent per annum, on the principal balance outstanding hereunder from time to time, and shall continue to accrue until this Note has been repaid in full; provided, however, that following the occurrence, and during the continuation, of an Event of Default (as hereinafter defined) hereunder, the unpaid principal balance hereof shall bear interest at a rate of ten (10%) percent per annum (the “Default Rate”). Notwithstanding anything to the contrary contained herein, the undersigned does not agree and will not be obligated to pay interest hereunder at a rate that is in excess of the maximum rate permitted by applicable law.
“(b)    Interest Payments. Subject to Section 6 hereof and to the extent permitted under the Subordination Agreement, Buyer shall pay all accrued but unpaid interest outstanding on the first (1st) day of each calendar month no later than the fifth (5th) day of such calendar month, until this Note has been paid in full; provided, however, that to the extent any payments (or portions thereof) are prohibited due to the operation of the provisions of Section 6 hereof and the Subordination Agreement and are not otherwise paid, such payments (or portions thereof) shall be added to the principal hereunder and paid on the Maturity Date (without prejudice to Section 4 hereof).
“(c)    Maturity Date. This Note shall expire and any and all amounts of unpaid principal plus accrued but unpaid interest then outstanding hereunder shall be repaid in full on February 21, 2028 (such date, subject to extension as provided in this Section 2(c), the “Maturity Date”). Without prejudice to Section 4 hereof:
“(i)    the SK Trust may from time to time by written notice to Buyer extend the Maturity Date to the date specified in such notice; and

“(ii)    Buyer may from time to time by written notice to the SK Trust request that the SK Trust consent to the extension of the Maturity Date by one (1) calendar year and, if the SK Trust, in its sole discretion, consents to such request: (A) the Maturity Date shall be extended by one (1) calendar year, (B) the then outstanding principal balance of this Note shall be increased by One Million Dollars ($1,000,000.00), with such increase being allocated pro rata to each Kellogg Trust based on the portion of the aggregate then outstanding principal balance of this Note then owed to such Kellogg Trust, and (C) Buyer shall update Exhibit A hereto to reflect such increase in the outstanding principal balance hereof and deliver a copy of such updated Exhibit A to each Kellogg Trust.”
3.Designated Accounts. Schedule A hereto sets forth wiring instructions for each Kellogg Trust for purposes of all payments to be made to such Trust under this Note. Each Kellogg Trust may change its wiring instructions by designating a different bank account in writing to Buyer.
4.Event of Default. Section 7(a) of the Note is hereby amended by deleting the word “quarterly” wherever it appears therein.
5.Termination of this Amendment.
(a)If (i) an Event of Default under the Note occurs after the Effective Date and is continuing, or (ii) Parent fails to make any payment required to be made by Parent pursuant to Section 14 of the Note and Parent continues to fail to make such payment for a period of (A) five (5) Business Days in respect of payments of principal, and (B) thirty (30) days in respect of payments of interest, in either case, after Parent receives written notice from the SK Trust of such payment default, and such payment default is continuing; then, in either such case, the SK Trust may terminate this Amendment by written notice to Buyer electing to terminate this Amendment (the “Termination Notice”), with this Amendment terminating automatically upon such notice.
(b)Upon termination of this Amendment as provided in this Section 5, the amendments to the Note effected hereby shall automatically terminate and the Note shall revert to the terms in effect immediately prior to the effectiveness of this Amendment, including the reversion of the principal balance of the note to Thirty-Four Million Dollars ($34,000,000.00) (less any principal payments made by or on behalf of the Buyer on the Note after the Effective Date) (such amount, the “Reverted Balance”), and interest shall be deemed to have accrued on the Reverted Balance commencing as of January 1, 2025.
6.Failure to Pay at Maturity. In the event the Note is unpaid as of the Maturity Date and the SK Trust has delivered a Termination Notice to Buyer in accordance with Section 5(a), Buyer (a) agrees to and shall waive any and all defenses to payment on the Note, and (b) shall stipulate to the entry of judgment or final arbitration award against Buyer for the Reverted Balance plus accrued but unpaid interest plus the SJK Trust’s reasonable attorneys’ fees in form and substance reasonably demanded by the SJK Trust.
7.Termination of First Amendment. The First Amendment is hereby terminated in its entirety.
8.References to Note. Upon the effectiveness of this Amendment, and for so long as this Amendment is not terminated as contemplated by Section 5, each reference in the Note to “this Note” and the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” (or words of like import) shall mean and be a reference to the Original Note as amended by this Amendment, and as the same may be further amended or modified from time to time in accordance with the terms thereof as then in effect.
9.Limited Amendment. Except as expressly amended by this Amendment, the Note shall remain unchanged and remain in full force and effect.
10.Effectiveness. This Amendment shall be effective as of the Effective Date.
11.Representations and Warranties. Each Party hereby severally (and not jointly) represents and warrants to each other Party at the Effective Date as follows:
(a)Organization and Good Standing. Such Party is duly organized, validly existing and in good standing under the laws of the state of its organization or formation.
(b)Authority. Such Party has full entity power and authority to enter into this Amendment, perform its obligations hereunder, and consummate the transactions contemplated hereby. Neither the execution of this Amendment nor the consummation of the transactions contemplated hereby will constitute or cause a breach or violation of any covenants or obligations binding upon such Party (including its organizational documents) or affecting any of such Party’s properties. No approval of or filing with any federal, state or local court, authority or administrative agency or any other Person is necessary to authorize the execution of this Amendment, or the consummation of the transactions contemplated hereby, by such Party. The individual executing this Amendment on behalf of such Party is duly authorized to execute this Amendment on behalf of such Party.
(c)Binding Effect. This Amendment has been duly and validly executed and delivered by such Party and constitutes (assuming due execution and delivery by the other Parties) a valid and legally binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
(d)Litigation. There is no pending, or to such Party’s actual knowledge threatened, Proceeding against such Party which reasonably would be expected to (i) affect the legality, validity or enforceability of this Amendment, or (ii) prevent, hinder or delay the consummation of the transactions contemplated hereby.
(e)No Conflicts. The execution and delivery of, and the performance of its obligations under, this Amendment by such Party will not (i) violate, conflict with or result in a breach or termination of, or otherwise give any Person the right to terminate, or constitute (with or without notice, the lapse of time, or both) a default under, result in the acceleration of any obligation under, or create in any party the right to accelerate, terminate, modify, suspend, revoke or cancel, or otherwise change (whether automatically or by the election of a party thereto) the terms of any agreement, contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which such Party is a party, or by which such Party is bound, or, such Party’s organizational documents; (ii) result in the creation or imposition of any Liens upon any properties or assets of such Party; or (iii) violate any Law or Order applicable to such Party.

12.Miscellaneous.
(a)Governing Law; Venue and Jurisdiction. This Amendment and any dispute or controversy related to this Amendment or the transactions contemplated hereby are to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its principles of conflict of laws. Subject to Section 12(b), each Party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of California located in Stanislaus County and the US federal court located in the Eastern District of California (collectively, the “California Courts”) with respect to any matter (i) to be submitted to a court pursuant to Section 12(b), or (ii) to which Section 12(b) is inapplicable. To the fullest extent permitted by law, each Party hereby irrevocably and unconditionally waives, and agrees not to assert, any objection which such Party may have to any California Court based upon lack of personal jurisdiction, improper venue or forum non conveniens.
(b)Arbitration. Any dispute, claim or controversy based upon, arising out of or relating to the Note or this Amendment, or the breach, termination, enforcement, interpretation or validity thereof or hereof, including the determination of the scope or applicability of this Section 12(b) (each, a “Dispute”), shall be determined by binding arbitration in Los Angeles, California before a single arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures or pursuant to JAMS’ Streamlined Arbitration Rules and Procedures; provided, that (i) any party or witness may appear remotely via video conference, (ii) the arbitrator shall have the power and authority to resolve any and all Disputes between the Parties, including any dispute regarding the arbitrability of any Dispute or issue, and (iii) the arbitrator’s decision shall be provided in writing and shall succinctly set forth the arbitrator’s findings of fact, conclusions of law, and remedy, if any. Judgment on the award may be entered in any California Court. This clause shall not preclude any Party from seeking provisional remedies in aid of arbitration from a California Court.
(c)Prevailing Party. The prevailing party in any Dispute shall be entitled to reasonable attorneys’ fees, costs, and disbursements in addition to any other relief to which such party may be entitled. For purposes of this Section 12(c), the prevailing party shall be the party to the Dispute who is the net winner of the major issues therein, taking into account the claims pursued, the claims on which the pursuing party prevailed, the amount of money sought, the amount of money awarded, and offsets or counterclaims pursued (successfully or unsuccessfully) by the other party or parties thereto.
(d)Entire Agreement. The Note, as amended by this Amendment, contains all of the terms and conditions agreed to by the Parties relating to the subject matter thereof and hereof, constitutes the entire agreement of the Parties and their respective affiliates with respect to the subject matter contained therein and herein, and supersedes all prior and contemporaneous contracts, negotiations, correspondence and communications (including Section 1 of the MOU, which is hereby terminated and of no further force or effect) of the Parties or their respective affiliates or representatives, oral or written, respecting such subject matter.
(e)Notices. The notice provisions of Section 11.8 of the SPA shall apply to the Note and this Amendment mutatis mutandis.
(f)Amendments and Waivers. Any provision of the Note or this Amendment may be amended or waived, but only if in writing and, in the case of an amendment, signed by all Parties or, in the case of a waiver, signed by the Party granting such waiver. The failure to exercise any right or remedy contained within this Amendment or otherwise provided, or any delay in exercising any such right or remedy, shall not operate as a waiver thereof. The waiver of any right or remedy shall not be deemed to be a waiver of any other right or remedy or any subsequent breach of the same or any other right or remedy.

(g)Severability. Wherever possible, each provision of the Note and this Amendment shall be interpreted in such manner as to be valid under applicable law, but if any provision of the Note or this Amendment shall be invalid or prohibited thereunder, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of the Note or this Amendment.
(h)No Third-Party Beneficiaries. This Amendment is made solely for the benefit of the Parties and their respective permitted successors and assigns, and no other Person shall have or acquire any right or remedy by virtue hereof except as otherwise expressly provided herein.
(i)Voluntary Execution. Each Party has executed this Amendment voluntarily, in the absence of coercion or duress, has been represented by counsel in the negotiation and delivery of this Amendment, and understands the terms hereof and intends to be legally bound by the same. The Parties have negotiated this Amendment at arms-length. The Parties have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any of the Parties by virtue of the authorship of any of the provisions of this Amendment.
(j)Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument. This Amendment (or any such counterpart) may be executed by electronic signature (including any electronic signature complying with the ESIGN Act of 2000, such as www.docusign.com) or delivered by electronic transmission (including by facsimile or electronic mail), and when so executed or delivered shall have been duly and validly executed or delivered, and be valid and effective, for all purposes.
(k)Construction. For purposes of this Amendment, unless the context clearly requires otherwise, (i) the term “electronic transmission” means facsimile, email and any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, (ii) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (iii) the word “or” is not exclusive; (iv) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Amendment as a whole and not to any particular section or subsection hereof; (v) references to Sections refer to the Sections of this Amendment; (vi) the singular number includes the plural number and vice versa and reference to any gender includes each other gender; (vii) a “writing” shall include an electronic transmission, and (viii) references to days are specifically to calendar days. The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof.
[the signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first written above.

“Buyer”	FLOORING AFFILIATED HOLDINGS, LLC By: /s/ David Verret David Verret Chief Financial Officer
“SJK Trust”	STEPHEN J. KELLOGG REVOCABLE TRUST DATED APRIL 17, 2015 By: /s/ Stephen J. Kellogg Stephen J. Kellogg Trustee
“KK Trust” “AK Trust” “Kellogg NING”
KAITLYN KELLOGG 2022 IRREVOCABLE TRUST
AUGUSTUS KELLOGG 2022 IRREVOCABLE TRUST
KELLOGG 2022 FAMILY IRREVOCABLE NEVADA TRUST
By:    PREMIER TRUST INC., its Trustee
By:        /s/ Joseph Blaylock
Joseph Blaylock
Authorized Signatory

EXHIBIT A
OUTSTANDING PRINCIPAL BALANCE
AND ACCRUED BUT UNPAID INTEREST
OF EACH KELLOGG TRUST
(As of February 25, 2025)

Name	Principal Amount	Accrued but Unpaid Interest
Stephen J. Kellogg Revocable Trust dated April 17, 2015	$9,702,884.56	$122,665.73
Kaitlyn Kellogg 2022 Irrevocable Trust	$439,353.09	$5,554.39
Augustus Kellogg 2022 Irrevocable Trust	$439,353.09	$5,554.39
Kellogg 2022 Family Irrevocable Nevada Trust	$4,418,409.26	$55,858.38
Total:	$15,000,000.00	$189,632.89